UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2011

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 16, 2011, F. David Fowler retired from the Board of Directors of Liquidity Services, Inc. (the “Company”), at which time the number of directors serving on the Board of Directors was reduced to seven.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 16, 2011 the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), pursuant to notice duly given.  The matters voted upon at the Annual Meeting and the final voting results are as follows:

1.              Election of Directors.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Phillip A. Clough	20,808,412	214,301	5,574,431
George H. Ellis	20,761,285	261,428	5,574,431
Jaime Mateus-Tique	20,810,408	212,305	5,574,431

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2014 or until the director’s successor has been duly elected and qualified.

2.              Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2011.

Votes For	26,239,241
Votes Against	348,880
Abstentions	9,023
Broker Non-Votes	0

Stockholders ratified the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2011.

3.              Approval of an Advisory Resolution on Executive Compensation.

Votes For	20,548,498
Votes Against	382,943
Abstentions	91,272
Broker Non-Votes	5,574,431

Stockholders approved the advisory resolution on executive compensation.

4.              Advisory Vote on the Frequency of Conducting Future Advisory Votes on Executive Compensation.

Votes for One Year	18,736,014
Votes for Two Years	163,052
Votes for Three Years	2,112,816
Abstentions	10,831
Broker Non-Votes	5,574,431

Stockholders approved conducting future advisory votes on executive compensation every year.  In light of the results of this vote, the Company has determined that it will hold an advisory vote on executive compensation annually until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 23, 2011	By:	/s/ James E. Williams
Name: James E. Williams
Title: Vice President, General Counsel and Corporate Secretary